QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.2

Consent of Independent Registered Public Accounting Firm

        We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-167326) of LIN Television Corporation of our report dated March 15, 2013 relating to the financial statements and the effectiveness of internal control over financial reporting of LIN Television Corporation, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Hartford, CT
March 15, 2013

QuickLinks

  Exhibit 23.2
Consent of Independent Registered Public Accounting Firm